                                                                       Exhibit 5

                                DORSEY & WHITNEY

                   PROFESSIONAL LIMITED LIABILITY PARTNERSHIP

                             PILLSBURY CENTER SOUTH
                             220 SOUTH SIXTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-1498
                                 (612) 340-2600
                               Fax (612) 340-2868




ADC Telecommunications, Inc.
4900 West 78th Street
Minneapolis, Minnesota 55435

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel to ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-8 relating to the issuance by the Company from time to time of up to 2,729,734 shares of Common Stock, $.20 par value, of the Company (the "Shares"), pursuant to the Company's 1991 Stock Incentive Plan (as amended to date, the "Plan").

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

          In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in

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accordance with terms of the Plan will be validly issued, fully paid and nonassessable.

          Our opinions expressed above are limited to the laws of the State of Minnesota.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.


Dated:  April 3, 1995

                                                  Very truly yours,

                                                  /s/Dorsey & Whitney P.L.L.P.

JLS